Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•
Registration Statement (Form S-8 No. 333-135505) pertaining to the BioMimetic Therapeutics, Inc. 2001 Long-Term Stock Incentive Plan and BioMimetic Therapeutics, Inc. 2005 Employee Stock Purchase Plan,

•	Registration Statement (Form S-8 No. 333-157999) pertaining to the BioMimetic Therapeutics, Inc. 401(k) Profit Sharing Plan & Trust,

•	Registration Statement (Form S-8 No. 333-168104) pertaining to the BioMimetic Therapeutics, Inc. 2001 Long-Term Stock Incentive Plan,

•	Registration Statement (Form S-3 No. 333-160400) of BioMimetic Therapeutics, Inc., and

•	Registration Statement (Form S-3 No. 333-160676) of BioMimetic Therapeutics, Inc.;

of our report dated March 12, 2010 with respect to the effectiveness of internal control over financial reporting of BioMimetic Therapeutics, Inc., included in this Form 10-K/A.

/s/ Ernst & Young LLP

Nashville, Tennessee
July 19, 2010